Exhibit 99.1

The Petrohawk News Release

FOR IMMEDIATE RELEASE

PETROHAWK ENERGY CORPORATION
ANNOUNCES $425 MILLION ACQUISITION

HOUSTON, October 13, 2004—Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today announced that it has entered into definitive agreements to acquire Wynn-Crosby Energy, Inc. (“Wynn-Crosby”) and related limited partnerships managed by Wynn-Crosby. This privately negotiated transaction includes an estimated 200 billion cubic feet of natural gas equivalents (Bcfe) of proved reserves for a total cash purchase price of $425 million.

A recognized independent reserve engineering firm has evaluated the proved reserves associated with working interest properties, and the Company’s engineers have evaluated proved reserves associated with royalty interest properties, resulting in 200 Bcfe of total estimated proved reserves to be acquired in the transaction.

“This is a transforming event for Petrohawk,” said President and Chief Executive Officer Floyd C. Wilson. “We believe these high-quality, long-lived assets include significant upside, and we will attempt to boost recovery rates within an accelerated development program. We will continue to pursue our combined growth strategies – acquisitions complemented by an aggressive drilling program.”

The properties to be acquired are located in the South Texas, East Texas, Permian, Arkoma and Mid-Continent regions. Additional transaction highlights include:

•                  Approximately 46 MMcfe per day of production

•                  74% of the proved reserves are natural gas

•                  75% of the proved reserves are proved developed

•                  Approximately 60% of working interest proved reserves are operated

•                  12 year reserves-to-production ratio

•                  Over 100 Bcfe of probable and possible reserves

The properties include approximately 75,000 net undeveloped acres in the Arkoma Basin in Arkansas, as well as significant exploration opportunities in South Louisiana, South Texas and the Anadarko Basin.

Major properties in the asset base include interests in La Reforma, a significant Vicksburg field in South Texas, the Dry Hollow and Provident City fields in the Wilcox trend of Lavaca County, Texas, and the Los Indios, Nabors, Ann Mag and McAllen Ranch fields, also in South Texas. In the East Texas basin, significant properties include interests in the South Carthage, North Beckville and Blocker fields. Other key properties include interests in the Waddell Ranch, Teague and ROC fields in the Permian Basin, the Kinta/Cedars/Pine Hollow area in the Arkoma Basin and the Lipscomb and Eakly-Weatherford fields in the Anadarko Basin. Petrohawk plans an aggressive development program on the properties in 2005 and beyond.

Buyer and sellers have agreed to attribute approximately $30 million of the purchase price to probable and possible reserves, undeveloped acreage and other assets.

Petrohawk’s Board of Directors has approved the transaction, which is expected to close by November 30, 2004.  All necessary approvals from the sellers have been obtained. The transaction is subject to customary closing adjustments and conditions.

Petrohawk intends to finance the acquisition with a combination of cash, bank debt and equity. The Company anticipates utilizing oil and natural gas derivatives in the form of swaps or costless collars covering a significant portion of expected production from proved developed producing reserves for the next two to three years.

Pro forma for this transaction, Petrohawk’s proved reserves are estimated to be approximately 233 Bcfe, of which 74% will be proved developed and 75% will be natural gas. Estimated pro forma production is approximately 57 MMcfe per day.

Post-closing, Petrohawk may divest certain of the acquired properties as part of the Company’s portfolio management strategy. The royalty interest properties to be acquired are the most likely candidates for divestiture. Certain characteristics of these properties are listed below:

•                  Approximately 5.5 MMcfe per day of production

•                  55% natural gas

•                  Diverse property group in multiple basins with significant upside

•                  Long history of continuous development

Mitchell Energy Advisors, LLC, Dallas, Texas has acted as financial advisor to the Company for this transaction.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the Mid-Continent and Gulf Coast regions.  For more information please contact Shane M. Bayless at (832) 204-2727 or sbayless@petrohawk.com; or contact Joan Dunlap at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995, including timing, cost and procedure for the proposed acquisition, estimates of future production, statements regarding business plans for drilling and exploration expenditures, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, or “intends”, or stating that certain actions, events or results “may”, or “will” be taken, occur or be achieved).  Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements.  These risks include, but are not limited to: possible competing bids or changes in the terms of the transaction, risks related to the integration of the purchased assets into the Company’s current business, the inability of the Company to procure hedges for the estimated production from the purchased assets, the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; and health, safety and environmental risks); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; and the possibility that government policies may change or governmental approvals may be delayed or withheld.  Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s other reports on file with the United States Securities and Exchange Commission.  Forward-looking statements are based on the estimates and opinions of the Company’s management at the time the statements are made.  The Company assumes no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Cautionary Note to U.S. Investors

In its filings with the Securities and Exchange Commission, Petrohawk is permitted to disclose only proved reserves that it has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Petrohawk uses certain terms in this press release, such as “probable”, “possible” or “potential” in relation to reserves that the SEC’s guidelines strictly prohibit it from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of the Company not actually realizing them. Investors are urged to closely consider Petrohawk’s disclosure of its proved reserves, along with certain risks and uncertainties inherent in its business, set forth in its filings with the SEC.